EXHIBIT 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX PROVIDES MARCH QUARTER FY06 UPDATE

SAN JOSE, CA, MARCH 6, 2006 — Xilinx, Inc. (Nasdaq: XLNX) today released its business update for the March quarter of fiscal 2006.

•                  March quarter revenues are expected to be up 1%-5% sequentially, unchanged from previous guidance.

•                  Virtex™-4 sales are strong with solid increases from each of the three family domains.

No conference call will be held in conjunction with this guidance revision.  Additional commentary pertaining to the quarter will be available when the company reports its fourth quarter financial results on April 26, 2006.

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This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, customer acceptance of our new products, the ability of our customers to manage their inventories, a high dependence on turns business, higher-than-anticipated product delinquencies, more customer volume discounts than expected, our ability to deliver product in a timely manner, our ability to secure meaningful wafer capacity from our suppliers, our ability to secure adequate test, packaging and assembly capacity from our suppliers, our ability to successfully manage production at multiple foundries, and other risk factors listed in our most recent Form 10-K.

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